Exhibit 99.(a)(1)(xiii)

LETTER OF TRANSMITTAL

FOR FORMER PARTICIPANTS

OF THE

ABBVIE 2013 EMPLOYEE STOCK PURCHASE PLAN

FOR NON-U.S. EMPLOYEES

To Tender Shares of Common Stock
Pursuant to the Offer to Purchase Dated May 1, 2018

by

ABBVIE INC.

of

Up to $7,500,000,000 of its Common Stock
At a Purchase Price Not Less Than $99.00 Per Share and Not More Than $114.00 Per Share

TO TENDER SHARES, YOU MUST DELIVER TO BROADRIDGE A PROPERLY COMPLETED, SIGNED LETTER OF TRANSMITTAL BY 1:00 P.M. NEW YORK CITY TIME ON MAY 23, 2018, UNLESS THE TENDER OFFER IS EXTENDED OR WITHDRAWN.

Mail or deliver this Letter of Transmittal to:

Broadridge Corporate Issuer Solutions

By First Class, Registered or Certified Mail: Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, New York 11717-0693	By Overnight Courier: Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, New York 11717

Enter the Number of Shares Tendered:

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to Broadridge (the “Tabulator”).  Deliveries to AbbVie Inc. (the “Company”), Computershare Trust Company, N.A. (the “Depositary”), Computershare Trust Company, N.A. in its capacity as Plan Managers acting as nominee (the “Nominee”), Morgan Stanley & Co. LLC, the dealer manager for the tender offer (the “Dealer Manager”), Georgeson LLC, the information agent for the tender offer (the “Information Agent”) or to The Depository Trust Company (“DTC” ) will not be forwarded to the Tabulator and therefore will not constitute valid delivery to the Tabulator.  All of the instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

This Letter of Transmittal is to be used only for shares related to the AbbVie 2013 Employee Stock Purchase Plan for Non-U.S. Employees (the “ESPP”) by former participants.  It should not be used for any other shares that you own.

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Please note the following:

1.                                                If you want to participate in the tender offer and wish to maximize the chance of having the Company accept for payment shares you are tendering, you should check the box marked “Shares Tendered at Price Determined Pursuant to the Tender Offer” below and complete the other portions of this Letter of Transmittal as appropriate.  If you agree to accept the Purchase Price determined by the Company in accordance with the terms of the tender offer, your shares will be deemed to be tendered at the minimum price of $99.00 per share.  YOU SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $99.00 PER SHARE.

2.                                                If you wish to select a specific price at which you will be tendering your shares, you should select one of the boxes in the section captioned “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER” below and complete the other portions of this Letter of Transmittal as appropriate.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)                       SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 3)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER,” the undersigned tenders shares at the price checked.  This action could result in none of the shares tendered hereby being purchased if the Purchase Price determined by the Company in accordance with the terms of the tender offer is less than the price checked below.  A STOCKHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH TENDER.  The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $99	☐ $100	☐ $101	☐ $102	☐ $103	☐ $104	☐ $105	☐ $106
☐ $107	☐ $108	☐ $109	☐ $110	☐ $111	☐ $112	☐ $113	☐ $114

—OR—

(2)                       SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER (SEE INSTRUCTION 3)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER,” the undersigned tenders shares at the Purchase Price, as shall be determined by the Company in accordance with the terms of the tender offer.  For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $99.00 per share.

☐                                    The undersigned wants to maximize the chance of having the Company purchase shares the undersigned is tendering (subject to the proration and priority provisions of the tender offer).  Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the tender offer.  THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $99.00 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE.  IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

ODD LOTS
(See Instruction 4)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.  The undersigned:

☐                                    is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER
(See Instruction 9)

A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase.  Unless at least the minimum number of shares that you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased.  It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its own tax advisor.  Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐                                    The minimum number of shares that must be purchased, if any are purchased, is:             shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary.  However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its shares and checked the box below:

☐                                    The tendered shares represent all shares held by the undersigned.

SIGN HERE

(Please also complete an IRS Form W-9 or an applicable IRS Form W-8)

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the first page of the Letter of Transmittal.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

Signature of Owner:

Signature of Owner:

Name(s):
(Please Print)

Dated:

Capacity (full title):

Address:

(MAKE ANY ADDRESS CORRECTION, THIS WILL BE A PERMANENT ADDRESS CHANGE)

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Ladies and Gentlemen:

The undersigned hereby tenders to AbbVie Inc., a Delaware corporation (the “Company”), the above-described shares of Common Stock, $0.01 par value per share (the “shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 1, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), receipt of which is hereby acknowledged, which collectively with this Letter of Transmittal, as amended or supplemented from time to time, constitute the “tender offer”.  The Company also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal and regulatory requirements.

Subject to, and effective upon, acceptance for payment of and payment for the shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all the shares that are being tendered hereby with respect to such shares, with full power of substitution, to:

(1) transfer ownership of such shares on the account books maintained by the Nominee together with all accompanying evidences of transfer and authenticity, to or upon the order of the Company;

(2) present such shares for transfer and cancellation on the books of the Company; and

(3) cause the Company to receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the tender offer.

The undersigned understands, upon the terms and subject to the conditions of the tender offer, the Company will determine a single per share purchase price (the “Purchase Price”), which will not be less than $99.00 per share and not more than $114.00 per share, that will allow it to purchase a number of shares having an aggregate purchase price of $7,500,000,000, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the tender offer.  The undersigned understands that the Company will select the lowest Purchase Price (in multiples of $1.00) within the price range specified above that will allow the Company to purchase that number of shares having an aggregate purchase price of $7,500,000,000, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the tender offer, at a price which will be not less than $99.00 per share and not more than $114.00 per share in the tender offer, subject to its right to increase the total number of shares purchased to the extent permitted by law and regulation.  The undersigned understands that all shares properly tendered at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the tender offer, including its proration provisions, “odd lot” provisions and conditional tender provisions.  The Company will return at its expense all other shares, including shares tendered at prices greater than the Purchase Price and not properly withdrawn and shares not purchased because of proration or conditional tenders, promptly following the Expiration Date (as defined in the Offer to Purchase).

The undersigned hereby represents and warrants that the undersigned:

(1) has a net long position in shares at least equal to the number of shares being tendered;

(2) has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for payment by the Company, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

(3) will, upon request, execute and deliver all additional documents deemed by the Tabulator or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the tender offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.  The undersigned acknowledges that under no circumstances will the Company pay interest on the Purchase Price.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Tender Offer

1.                                      Delivery of Letter of Transmittal and Shares.  You must use this Letter of Transmittal to tender any/all shares related to the ESPP which shares are held by the Nominee.

LETTERS OF TRANSMITTAL MUST BE RECEIVED BY BROADRIDGE BY 1:00 P.M. NEW YORK CITY TIME ON MAY 23, 2018.

The method of delivery of all documents is at your option and risk.  If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically permitted by Section 6 of the Offer to Purchase, the Company will not accept any alternative, conditional or contingent tenders.  By executing this Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the shares.

2.                                      Partial Tenders.  If you wish to tender fewer than all of your shares, fill in the number of shares which are to be tendered in the box entitled “Number of Shares Tendered.”

3.                                      Indication of Price at Which Shares are Being Tendered.  For shares to be properly tendered, the stockholder MUST either (1) check the box indicating the price per share at which such stockholder is tendering shares under the section captioned “Shares Tendered at Price Determined by Stockholder” or (2) check the box in the section captioned “Shares Tendered at Price Determined Pursuant to the Tender Offer” in order to maximize the chance of having the Company purchase the shares tendered (subject to the proration and priority provisions).  For purposes of determining the Purchase Price, shares that are tendered by stockholders agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $99.00 per share.  Selecting option (1) could result in none of the stockholder’s tendered shares being purchased if the Purchase Price for the shares turns out to be less than the price selected by the stockholder.  Selecting option (2) may lower the Purchase Price paid for shares in the tender offer and could result in the stockholder receiving the minimum price of $99.00 per share.  Only one box under (1) or (2) may be checked.  If more than one box is checked, or if no box is checked, there is no proper tender of shares.  A stockholder wishing to tender portions of such stockholder’s share holdings at different prices must complete a separate Letter of Transmittal for each price at which such stockholder wishes to tender each such portion of such stockholder’s shares.  The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

4.                                      Odd Lots.  As described in Section 1 of the Offer to Purchase, if the Company purchases less than all shares tendered and not withdrawn before the Expiration Date, the shares purchased first will consist of all shares tendered by any stockholder who owns, beneficially or of record, an aggregate of fewer than 100 shares and who tenders all of such shares.  Even if you otherwise qualify for the “odd lot” preferential treatment, you will not receive such preferential treatment unless you complete the box captioned “Odd Lots” in this Letter of Transmittal.

5.                                      Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a)                                 Exact Signatures.  If this Letter of Transmittal is signed by the holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the first page of this Letter of Transmittal.

(b)                                 Joint Holders.  If any of the shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

(c)                                  Endorsements.  If this Letter of Transmittal is signed by the holder(s) of the shares tendered hereby, no separate stock powers are required.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Tabulator of the authority of such person so to act must be submitted.

6.                                      Withholding.  Under U.S. federal income tax laws, the Nominee may be required to withhold a portion of the amount of any payments made to certain stockholders or other payees pursuant to the tender offer.  In order to avoid such backup withholding (currently at a rate of 24%), each tendering stockholder or payee that is a United States person (for U.S. federal income tax purposes), must provide the Tabulator for delivery to the Nominee with such stockholder’s or payee’s correct taxpayer identification number

(“TIN”) and certify that such stockholder or payee is not subject to such backup withholding by completing the appropriate IRS Form.  Certain stockholders or payees (including, among others, corporations and certain foreign persons) are not subject to these backup withholding requirements.   Exempt stockholders or other payees that are United States persons (for U.S. federal income tax purposes) should indicate their exempt status on an IRS Form W-9.

A tendering stockholder or other payee who is a foreign person (for U.S. federal income tax purposes) should complete, sign, and submit to the Tabulator for delivery to the Nominee the appropriate IRS Form W-8.  An IRS Form W-9 or W-8 may be obtained from the Internal Revenue Service’s website at http://www.irs.gov.  Failure to complete an IRS Form W-9 or the appropriate IRS Form W-8 will not, by itself, cause shares to be deemed invalidly tendered, but may require the administrator to withhold a portion of the amount otherwise payable pursuant to the tender offer.

As described in the Offer to Purchase, a tendering stockholder or other payee that is a foreign person (for U.S. federal income tax purposes) must provide to the Tabulator for delivery to the Nominee a properly completed and executed appropriate IRS Form W-8 and any other required documentation in order to establish that it is exempt from, or entitled to a reduced rate of, U.S. federal withholding tax with respect to payments of gross proceeds pursuant to the tender offer.  Stockholders or other payees that are foreign persons (for U.S. federal income tax purposes) should consult their own tax advisors regarding the particular tax consequences to them of selling shares pursuant to the tender offer.

7.                                      Irregularities.  The Company will determine all questions as to Purchase Price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares.  The Company reserves the right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful.  The Company also reserves the right to waive any defect or irregularity in the tender of any particular shares.  No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived.  Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine.  None of the Tabulator, Company, the Dealer Manager, the Information Agent, the Depositary or any other person is or will be under any duty to give notification of any defect or irregularity in tenders, and none of them will incur any liability for failure to give any such notice.

8.                                      Requests for Assistance or Additional Copies.  Questions and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal should be directed to the Information Agent at its address and telephone number set forth below.

9.                                      Conditional Tenders.  As described in Sections 1 and 6 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered shares being purchased.  If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal.  In the box in this Letter of Transmittal, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased.  If, because of proration, the minimum number of shares that you designate will not be purchased, the Company may accept conditional tenders by random lot, if necessary.  However, to be eligible for purchase by random lot, you must have tendered all your shares and check the box so indicating.  Upon selection by random lot, if any, the Company will limit its purchase in each case to the designated minimum number of shares.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.  If you are an “odd lot” holder and you tender all of your shares, you cannot conditionally tender, since your shares will not be subject to proration.  Each stockholder is urged to consult his, her or its own tax advisor.

IMPORTANT:  THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE TABULATOR BEFORE 1:00 P.M. NEW YORK CITY TIME ON MAY 23, 2018.

Any questions or requests for assistance may be directed to the Information Agent at its telephone number and address set forth below.  Requests for additional copies of the Offer to Purchase, this Letter of Transmittal or related documents may be directed to the Information Agent at its telephone numbers or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the tender offer.

The Dealer Manager for the Tender Offer is:

Morgan Stanley

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Shareholders Call Toll Free:  855-483-0952

The Information Agent for the Tender Offer is:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Banks, Brokers and Shareholders

Call Toll-Free: 866-821-2614

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